OPTION CARE HEALTH, INC.
NON-QUALIFIED STOCK OPTION CERTIFICATE

THIS NON-QUALIFIED STOCK OPTION CERTIFICATE (this “Option Certificate”) is made as of [__] (the “Grant Date”) between Option Care Health, Inc., a Delaware corporation (the “Company”), and [__] (the “Awardee”).
WHEREAS, the Company has established the Option Care Health, Inc. Amended and Restated 2018 Equity Incentive Plan (as amended and restated from time to time, the “Plan”), a copy of which has been provided to Awardee;
WHEREAS, the Plan provides for the making of stock and other equity based Awards, including grants of Options to purchase shares of Company common stock, $0.0001 par value per share, of the Company (“Stock”);
WHEREAS the Company desires to afford the Awardee an opportunity to purchase Stock as provided in accordance with this Certificate and the provisions of the Plan;
NOW THEREFORE, the following terms and conditions apply to this grant of Options in accordance with the terms and conditions of the Plan and subject to the provisions of this Certificate:
1.Grant of Option. The Company hereby grants to the Awardee the right and option (the “Option”) to purchase all or any part of [__] shares of Stock (the “Shares”). The Option is in all respects limited and conditioned as provided in this Certificate, and is subject to the terms and conditions of the Plan now in effect and as they may be amended from time to time, in accordance with the Plan (which terms and conditions are and automatically shall be incorporated by reference and shall control in the event of any conflict with any other terms of this Option Certificate). It is intended that this Option be a non-qualified stock option (“NQSO”) and not an incentive stock option (“ISO”) as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.Exercise Price. The exercise price per share of the Shares under the Option shall be [__].
3.Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Certificate, the Option shall expire on the ten (10) year anniversary of the Grant Date (the “Expiration Date”). The Option shall not be exercisable on or after the Expiration Date. Notwithstanding anything in this Option Certificate to the contrary, in the event the Awardee will not be permitted to exercise the Option on the date immediately prior to the Expiration Date because exercising the Option and selling the Stock acquired upon exercise of the Option would contravene applicable federal or state insider trading laws or regulations or other applicable federal or state securities laws or regulations (collectively, the “Securities Laws”) or would contravene the Company’s blackout or insider trading policies, then the term of the Option shall be extended for a period of thirty (30) days beginning on the first date that the Awardee is again permitted to exercise the Option under the Securities Laws and the Company’s blackout and insider trading policies.

4.Vesting and Exercise of Option.
(a)The Option will vest and may be exercised as to [INSERT VESTING SCHEDULE], in each case rounded to the nearest whole share. The portion of the Option that vests and becomes exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in the Plan and in this Option Certificate until the expiration of the term of the Option as set forth in Section 3.
(b)Notwithstanding any provision of the Plan to the contrary, in the event the Option is assumed or substituted by a successor in connection with a Change in Control, upon a Qualifying Termination the unvested portion of the Option will fully vest. For this purpose, a “Qualifying Termination” will mean an involuntary termination of Awardee’s employment without Cause during the 12-month period following a Change in Control. For this purpose, “Cause” will have the meaning given to such term in an employment or other similar agreement entered into by Awardee with the Company, or, in the absence of such an agreement, with respect to Awardee, will mean the occurrence of any one or more of the following reasons: (i) the commission of a felony or other crime involving moral turpitude; (ii) the commission of any act or omission involving dishonesty, disloyalty or fraud with respect to the Company; (iii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company substantial public disgrace or substantial economic harm; (iv) unsatisfactory performance of Awardee’s duties for the Company, as determined by the Board in its good-faith discretion; (v) any intentional act or omission aiding or abetting a competitor, supplier or customer of the Company to the material disadvantage of the Company; (vi) breach of fiduciary duty or willful misconduct with respect to the Company; (vii) any other material breach of this Certificate or (viii) Awardee engaging in illegal business practices or other practices contrary to the written policies of the Company, including, without limitation, sexual misconduct, harassment or discrimination.
(c)All vesting of Awardee’s Option under this Section 4 is further conditioned upon Awardee having remained in the continuous employment of the Company through the applicable vesting date. If Awardee does not remain in the continuous employment of the Company, with the exception of Sections 4(b) and 4(d), then Awardee will immediately forfeit any unvested portion of the Option in their entirety for no consideration, without any further action of the Company.
(d)Notwithstanding any provisions of this Certificate to the contrary, if Participant’s employment with the Company terminates due to Awardee’s Retirement, then the unvested portion of the Option shall continue to vest in accordance with the vesting schedule set forth in this Section 4. For purpose of this Award, “Retirement” or “Retire” means that the Awardee voluntarily resigns employment and (i) has reached fifty-eight (58) years of age; (ii) has provided ten (10) years of continuous employment with the Company; (iii) has provided to the Company at least six (6) months advance written notice of intent to Retire, (iv) been continuously employed by the Company for at least twelve (12) months following the Date of Grant and is in good standing with the Company on the date of termination of employment, (v) complies with all applicable post-employment covenants, and (vi) if requested by the Company, provides the Company with a release of claims in such form as required by the Company in its discretion.
5.Method of Exercising Option. Subject to the terms and conditions of this Option Certificate and the Plan, the Option may be exercised upon written notice to the Company or the securities broker then designated by the Company, and the form of such notice shall be provided by the Company upon request. Such notice shall state the election to exercise the Option and the number of shares of Stock with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Section 6 of this Certificate and shall be accompanied by payment of the full Option price of such Shares.
    The Option price shall be paid to the Company:
(a)In cash, or in its equivalent;
(b)In Stock previously acquired by the Awardee, provided that if such shares of Stock were acquired through exercise of a stock option, such shares have been held by the Awardee for a period of more than 12 months on the date of exercise;
(c)In Stock newly acquired by the Awardee upon exercise of the Option; or
(d)In any combination of (a), (b) and (c) above.
In addition, the Option price may also be paid (i) through any cashless exercise procedure then available to any other Director or Key Employee (as defined in the Plan); or (ii) by withholding Stock otherwise issuable in connection with the exercise of the Option.
In the event such Option price is paid, in whole or in part, in Stock, the portion of the Option price so paid with Stock shall be equal to the “fair market value” of such shares of Stock on the date of exercise of the Option, as such “fair market value” is determined as set forth in the Plan.
Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Awardee and if the Awardee shall so request in the notice exercising the Option, shall be registered in the name of the Awardee and the Awardee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. All shares that shall be purchased upon the exercise of this Option shall be fully paid and non-assessable by the Company.
6.Shares to be Purchased for Investment. Unless the Company has notified the Awardee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Awardee that such registration is no longer effective, or unless counsel to the Company shall be otherwise satisfied that the Awardee would be permitted under applicable law to immediately resell shares acquired upon the exercise of the Option, it shall be a condition to any exercise of the Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.
7.Non-Transferability of Option. The Option is not assignable or transferable, in whole or in part, by the Awardee otherwise than by the laws of descent and distribution or in accordance with the procedures set forth in Section 13 of the Plan. During the lifetime of the Awardee the Option shall be exercisable only by the Awardee or by Awardee’s guardian or legal representative or Awardee’s permitted assignee or transferee.
8.Termination of Employment. If the Awardee’s employment with the Company and all Affiliates (as defined in the Plan) is terminated for any reason other than death, disability or Retirement, the Option may be exercised, to the extent of the number of shares which were vested on the date of such termination of employment, by the Awardee at any time on or prior to ninety (90) days following the termination date (the “Post-Termination Period”). The Post-Termination Period shall be twelve (12) months if the Awardee’s employment with the Company and all Affiliates is terminated due to disability or death. In the event of Awardee’s Retirement, the Post-Termination Period shall be [__] years. Notwithstanding this Section 8, the Post-Termination Period may be extended if such an extension it set forth in any severance agreement or other agreement then in effect between the Company and the Awardee. However, no Post-Termination Period may extend the Expiration Date of the Option set forth in Section 3.
9.Withholding of Taxes. The obligation of the Company to deliver shares of Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.
No Stock will be delivered to an Awardee upon exercise of the Option unless Awardee has made arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the delivery of the Stock. Awardee hereby authorizes the Company to withhold from payroll or other amounts payable to Awardee any sums required to satisfy such withholding tax obligations, and otherwise agrees to satisfy such obligations in accordance with the provisions of Section 19.3 of the Plan. If the exercise of the Option is subject to the withholding requirements of applicable federal tax laws, the Committee may permit the Awardee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, to satisfy the minimum federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or, if later, the date on which the Awardee recognizes ordinary income with respect to such exercise) (the “Determination Date”). An election to use shares of Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold shares in excess of the number necessary to satisfy the maximum federal, state and local income tax withholding requirements. In the event shares of Stock previously acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Stock must have been held by the Awardee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the Determination Date, or if such shares of Stock were previously acquired through exercise of a stock option, such option was granted to the Awardee at least six months prior to the Determination Date.

10.Miscellaneous.
(a)The Company and Awardee shall execute such further instruments and take such action as may reasonably be necessary to carry out the intent of this Option Certificate, as may be determined by the Committee.
(b)Neither the Plan nor this Option Certificate nor any provisions under either shall be construed so as to grant Awardee any right to remain in the employ of the Company.
(c)This Option Certificate shall be construed in accordance with, and its interpretation shall be governed by applicable federal law, and otherwise by the laws of the State of Delaware.
(d)The headings contained in this Option Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Certificate.
(e)Notwithstanding anything in this Certificate or in the Plan to the contrary, the Option granted to Awardee pursuant to this Certificate and Stock obtained upon exercise of the Option shall be subject to mandatory forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Company or any Affiliate at any time, including, but not limited to, any policy adopted to comply with the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder (Listing Standards for Recovery of Erroneously Awarded Compensation, 87 Fed. Reg. 73076-73142) and any applicable listing rules or other rules and regulations implementing the foregoing, or any other applicable laws which impose mandatory recoupment or forfeiture of incentive compensation. This Certificate will be automatically amended by the Committee to comply with any such compensation recovery policy.
(f)The Company may deliver any documents related to this Option Award by electronic means and request your acceptance of this Certificate by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.

IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock Option Certificate to be duly executed by its officers on the day and year first above written.

OPTION CARE HEALTH, INC.

By:
Its:

By signing this Certificate or otherwise accepting this Certificate in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.

Accepted and agreed: